EXHIBIT 32

CERTIFICATION

PURSUANT TO 18 U.S.C. Section 1350

In connection with the Quarterly Report of Martha Stewart Living Omnimedia, Inc. (the “registrant”) on Form 10-Q for the quarter ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Charles Koppelman and Allison Jacques, Principal Executive Officer and Principal Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: May 6, 2011	/s/ Charles Koppelman
Charles Koppelman
Principal Executive Officer

Dated: May 6, 2011	/s/ Allison Jacques
Allison Jacques
Principal Financial Officer